SETTLEMENT AND SECURITY RELEASE AGREEMENT

THIS SETTLEMENT AND SECURITY RELEASE AGREEMENT (the “Agreement”) made the 27th day of September 2013.

AMONG:

Golden Anvil S.A. de C.V., a Mexico corporation, having an office at RFC: GAN-980527-IV9, Amapa #124; Col. San Juan; Tepic, Nay 63130

(the “Company”)

AND:

Royal Mines and Minerals Corp., a Nevada corporation, having an office at 2580 Anthem Village Dr. Henderson, NV 89052

(the “Creditor”)

WHEREAS:

A. The Company and Gainey Capital Corp. (“Gainey”) have entered into an Amended and Restated Asset Purchase Agreement dated as of June 3, 2013, as amended July 10, 2013 (the “Asset Purchase Agreement”) pursuant to which Gainey will purchase certain assets of the Company (the “Transaction”) in consideration for the issuance by Gainey of: (i) 12,000,000 common shares in the Capital of Gainey (the “Gainey Shares”) to the Company; and (ii) the issuance of a special warrant of Gainey which is convertible for no additional consideration, from time to time, into an aggregate maximum of 3,000,000 common shares of Gainey;

B. Closing of the Transaction is subject to a number of conditions including the final approval of the TSX Venture Exchange;

C. The Creditor entered into a number of agreements with the Company including but not limited to the loan agreement dated August 25, 2010, the toll processing agreement dated December 3, 2009, the letter of intent dated October 21, 2009, and the memorandum of understanding dated October 19, 2010 (collectively the “Loan Agreements”) pursuant to which the creditor loaned USD$983,055 (the “Principal”);

D. Under the Loan Agreements, the Creditor acquired a security interest in certain of the assets being acquired by Gainey (the “Secured Assets”) under the Asset Purchase Agreement.

E. The Company wishes to settle the Principal and interest thereon (the “Interest”) (the Principal and the Interest collectively referred to herein as the “Debt”) and terminate the Loan Agreements and Gainey wishes to obtain a release of the Creditors Interest in the Assets in consideration of 2,000,000 Gainey Shares (the “Consideration Shares”) to be issued to the Creditor upon closing of the Transaction; and

F. The Creditor is prepared to accept the Consideration Shares as full and final satisfaction of the Debt and to release its security interest in the Secured Assets.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and of the covenants and agreements set out in this Agreement, the parties agree as follows:

1.	ACKNOWLEDGMENT OF DEBT

1.1	The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

2.	SETTLEMENT OF DEBT AND ISSUANCE OF CONSIDERATION SHARES

2.1

The Creditor agrees to accept the Consideration Shares as full and final settlement of the Debt and the Creditor agrees that the Debt will be fully satisfied and extinguished when Gainey issues the Consideration Shares to the Creditor, and subject only to the issuance of the Consideration Shares to the Creditor, the Creditor releases and forever discharges the Company and Gainey, their subsidiaries, if any, and their respective directors, officers, employees, representatives and advisors from and against any and all claims, actions, obligations, and damages whatsoever which the Creditor may have against any of them relating to the Debt and agrees to execute and deliver to the Company, at Closing (as defined below), the release in the form attached hereto as Schedule “A” (the “Release”).

3.	WARRANTIES REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE CREDITOR

3.1	The Creditor represents, warrants and acknowledges to the Company that:

(a)	the Debt constitutes the entire outstanding indebtedness of the Company to the Creditor including Principal and Interest to the date hereof and costs;

(b)

the Creditor has not conveyed, transferred or assigned any portion of the Debt to any third party, and has full right, power and authority to enter into this Agreement and to accept the Consideration Shares in full and final satisfaction of the Debt;

(c)	no third party has any right to payment of all or any portion of the Debt;

(d)	the Creditor has no claims or potential claims against the Company on account of any matter whatsoever, other than the Debt;

(e)	all necessary corporate or other action has been taken by the Creditor to approve this Agreement;

(f)

the Creditor is a U.S. Person ( a “US Person”) as such term is defined in Regulation S of the Securities Act of 1933 and has executed a US Representation Letter in the form attached as Schedule “B” hereto (the “US Representation Letter”) and the warranties, representations and covenants contained therein will be true at Closing (as defined below);

(g)

the Consideration Shares will be subject to resale restrictions as required by applicable securities law and the certificates representing the Consideration Shares will bear appropriate legends and the Creditor will seek its own independent legal advice regarding such resale restrictions imposed on the Consideration Shares;

(h)

as a condition of the Asset Purchase Agreement the Creditor is required to enter into a voluntary pooling agreement with Gainey in the form attached as Schedule “C” hereto pursuant to which, among other things, the Creditor will be restricted in assigning, pledging, selling, trading or otherwise transferring the Consideration Shares for a period of one year from the date of issuance of the final exchange bulletin of the TSX Venture Exchange following Closing of the Transaction;

(i)	The Creditor is acquiring the Consideration Shares as principal or is deemed to be acquiring the Consideration Shares as principal in accordance with applicable Canadian securities laws;

(j)

as a condition of the Asset Purchase Agreement the Creditor is required to enter into a surplus escrow agreement with Gainey in the form attached as Schedule “D” hereto pursuant to which the Consideration Shares will be subject to certain escrow conditions including, among other things, that the escrowed Consideration Shares will be cancelled if the asset, property, business or interest therein in consideration of which the securities were issued, is lost, or abandoned, or the operations or development of such asset, property or business is discontinued;

(k)

the Creditor is not a person created or used solely to purchase or hold securities in order to comply with an exemption from the prospectus requirements of applicable securities laws and if the Creditor is not an individual, it pre-existed this Agreement and has a bona fide purpose other than investment in the Consideration Shares; and

(l)

there are risks associated with the acquisition of the Consideration Shares and the Creditor is knowledgeable or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Consideration Shares and is capable of bearing the economic risk of the investments.

3.2

The Company’s obligation to complete the transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of delivery of the Consideration Shares by Gainey to the Creditor. Such representations and warranties will survive the closing of the transactions contemplated hereby and will continue in full force and effect for the benefit of the Company for a period of five years from the date of issuance of the Consideration Shares to the Creditor. The Creditor will indemnify the Company from and against any and all claims, damages, losses and costs arising from such representations and warranties being incorrect or breached.

4.	CLOSING

4.1	Closing of this Agreement (“Closing”) will take place on the closing date of the Definitive Agreement or such other date as the parties to this Agreement may agree.

4.2	At or before Closing, the Creditor shall deliver to the Company:

(a)	a completed and executed US Representation Letter and/or a Representation Letter as applicable.

(b)	a duly executed Release, which shall be deemed effective upon the issuance of the Consideration Shares to the Creditor.

(c)	a duly executed voluntary pooling agreement in the form of Schedule “C” hereto; and

(d)	a duly executed escrow agreement in the form attached as Schedule “D” hereto.

5.	GENERAL PROVISIONS

5.1	Time will be of the essence of this Agreement.

5.2	The Company and the Creditor will sign all other documents and do all other things reasonably necessary to carry out this Agreement.

5.3

The provisions contained in this Agreement constitute the entire agreement between the parties and supersede all previous understandings, communications, representations, and agreements, whether written or verbal, between the parties regarding the subject matter of this Agreement.

5.4	This Agreement may only be amended in writing with the mutual consent of each party hereto.

5.5

This Agreement will be governed by and construed in accordance with the laws of British Columbia exclusively. Each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, with respect to any legal proceedings arising herefrom.

5.6

If any provision of this Agreement is or will become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions will be severable from the remainder of this Agreement and will not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

5.7	All dollar amounts referred to in this Agreement are expressed in United States currency, unless otherwise indicated.

5.8

The parties hereto acknowledge and agree that they have been requested to and given an opportunity to obtain independent legal advice with respect to the subject matter of this Agreement prior to signing this Agreement, and further, the parties hereby represent and warrant to each other that they fully understand the terms of this Agreement and the obligations hereunder. If a party signs this Agreement without first obtaining independent legal advice, it waives its right to obtain independent legal advice.

5.9	This Agreement will enure to the benefit of and be binding on each of the parties and their respective heirs, executors, administrators, successors, and assigns.

5.10	This Agreement may be executed in counterparts, both of which will constitute one complete agreement.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.

GOLDEN ANVIL S.A. de C.V.		ROYAL MINES AND MINERALS CORP.

Per:	/s/ Marco Antonio Roncon Valdes	Per:	/s/ Jason S. Mitchell
	Authorized Signatory		Authorized Signatory

GAINEY CAPITAL CORP.

Per:	/s/ David G. Coburn
Authorized Signatory

Schedule A

Release

1. GENERAL RELEASE AND TERMINATION

KNOW ALL MEN BY THESE PRESENTS that Royal Mines and Minerals Corp. (the “Creditor”), on its own behalf and also on behalf of its heirs, executors, administrators, successors and assigns and all persons or legal entities entitled to make any subrogated claims on its behalf or in its name (all of whom are hereinafter collectively referred to as the “Releasors”), for and in consideration of 2,000,000 common shares (the “Shares”) in the capital of GAINEY CAPITAL CORP. (“Gainey’) and all other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby remise, release, forever discharge, hold harmless and indemnify Golden Anvil S.A. de C.V. (“Golden Anvil”) and Gainey, and all of their past or present administrators, employees, officers, directors, adjusters, solicitors, agents, successors and assigns, as applicable, (all of whom are hereinafter collectively referred to as the “Releasees”), of and from any and all manner of actions, causes of action, suits, debts, sums of money, dues, expenses, general damages, special damages, costs, claims and demands of any and every kind and nature whatsoever including all types of subrogated claims and claims for indemnity or contribution, at law or in equity, or under any statute, which the Releasors, any of them or anyone else claiming through them or in their name ever had, now have or which they hereafter may have against the Releasees or any of them, and without restricting the generality of the forgoing, by reason of or arising out of or in any way connected to any liability of the Releasees whether associated with or related to: (i) the Debt (as such term is defined in the Settlement and Security Release Agreement between the Creditor, Golden Anvil and Gainey dated September 27 2013; (ii) the following agreements between the Creditor and Golden Anvil: the loan agreement dated August 25, 2010, the toll processing agreement dated December 3, 2009, the letter of intent dated October 21, 2009, and the memorandum of understanding dated October 19, 2010 (collectively the “Loan Agreements”) (iii) any debt or sum of money owing under or pursuant to the Loan Agreements or; (iv) as a result of any dealings or relations whatsoever between the Releasors, or any of them and the Releasees, or any of them, notwithstanding anything to the contrary stated herein, this Release shall not be effective until Gainey has issued the Shares to the Creditor.

The parties hereto agree that effective upon the Closing of the transactions set out in the Amended and Restated Asset Purchase Agreement between Gainey and Golden Anvil dated as of June 3, 2013, as amended July 10, 2013, the Loan Agreements are hereby terminated and of no further force or effect, notwithstanding any provision contained therein.

2. FACTS CURRENTLY KNOWN

All parties to this Release acknowledge that the facts in respect of which this Release is made may prove to be other than, or different from, the facts now known or believed to be true. All parties to this Release accept and assume the risk of the facts being different and agree that this Release shall in all respects be enforceable and not subject to termination, rescission, or variation by discovery of any difference in facts or by discovery of any new facts.

3. ENTIRE AGREEMENT

This Release contains the entire agreement between all parties to this Release and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Release.

4. UNENFORCEABLE PROVISIONS

If any paragraph or section or any portion of any paragraph or section of this Release is determined to be unenforceable or invalid for any reason by a Court of competent jurisdiction, that unenforceability or invalidity will not affect the enforceability or validity of the remaining portions of this Release, and such unenforceable paragraph or section or portion thereof will be severed from the remainder of this Release and the remaining paragraphs or sections thereof will be and remain in full force and effect. The Creditor will execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Release subject to reimbursement of reasonable legal expenses incurred by the Creditor in connection therewith.

5. INDEPENDENT LEGAL ADVICE

The parties hereto acknowledge and agree that they have been requested to and given an opportunity to obtain independent legal advice with respect to the subject matter of this Release prior to signing this Release, and further, the parties hereby represent and warrant to each other that they fully understand the terms of this Release and the obligations hereunder. If a party signs this Release without first obtaining independent legal advice, it waives its right to obtain independent legal advice.

6. CAPACITY TO EXECUTE

All parties to this Release covenant that they have sufficient capacity to execute this Release and have read this Release and know the contents thereof, and hereby execute this Release of their own free act and will, fully understanding the contents hereof, and say that they have not been influenced to any extent whatsoever in making this Release by any representations or statements by any of the parties to this Release or by any person or persons representing any of the parties to this Release or acting on its behalf. The Releasors further declare that they have carefully read this Release, the terms of which are contractual and not a mere recital, that the entire contents hereof are fully understood by them and that the same is being executed as their own free act and without any pressure or duress of any description.

7. GOVERNING LAW

This Release shall be governed by and constructed in accordance with the laws of the Province of British Columbia exclusively. Each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, with respect to any legal proceedings arising herefrom.

IN WITNESS WHEREOF the undersigned, on his own behalf and also on behalf of the Releasors as defined herein, have executed this Release, at 2580 Anthem Village Dr., Henderson, Nevada 89052 this 27th day of September 2013.

ROYAL MINES AND MINERALS CORP.

Per:	/s/ Jason S. Mitchell
Authorized Signatory

Schedule B

REPRESENTATION LETTER OF U.S. CREDITOR

Schedule C

VOLUNTARY POOLING AGREEMENT

Schedule D

ESCROW AGREEMENT